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                                 SCHEDULE 14A
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14A-6(E)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material

                  Laboratory Corporation of America Holdings
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transaction applies:

   (2) Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount Previously Paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing Party:

   (4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[LOGO] LabCorp
       Laboratory Corporation of America

                                  Laboratory Corporation of America(R) Holdings
                                                   358 South Main Street
                                                   Burlington, NC 27215

                                                   Telephone: 336-229-1127

                                                                 April 15, 2002

Dear Stockholder:

   You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Laboratory Corporation of America Holdings. The meeting will be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Wednesday, May 15, 2002 at 9:00 a.m., Eastern Daylight Saving time.

   The attached Notice of the Annual Meeting and Proxy Statement provide information concerning the matters to be considered at the meeting.

   The Board of Directors unanimously recommends that the Company's stockholders approve each of the proposals set forth in the Notice. The enclosed Proxy Statement sets forth more detailed information regarding these proposals. Please carefully review the information in the Proxy Statement.

   Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. Accordingly, after reading the enclosed Proxy Statement, kindly mark the proxy card to indicate your vote, date and sign the proxy card, and return it in the enclosed, postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with the Board of Directors' recommendations, you need not mark your votes on the proxy card, but you do need to sign, date, and return it in the enclosed postage-paid envelope in order to record your vote. Proxy voting via the Internet or telephone is now available to many stockholders. Using the Internet to vote results in substantial savings on return postage for the Company. Your enclosed proxy card will indicate whether these voting options are available to you and how to use them. If you later decide to attend the meeting and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.

                                          Sincerely,

                                          /s/ Thomas P. Mac Mahon

                                          Thomas P. Mac Mahon
                                          Chairman of the Board, President and
                                          Chief Executive Officer

[LOGO] LabCorp
       Laboratory Corporation of America

                  LABORATORY CORPORATION OF AMERICA HOLDINGS

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
  Laboratory Corporation of America Holdings:

   Notice is hereby given that the 2002 Annual Meeting (the "Annual Meeting") of the Stockholders of Laboratory Corporation of America Holdings (the "Company") will be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Wednesday, May 15, 2002 at 9:00 a.m., Eastern Daylight Saving time, for the following purposes:

      1. To elect all of the members of the Company's Board of Directors to serve until the Company's next annual meeting and until such directors' successors are elected and shall have qualified;

      2. To approve amendments to the Company's 2000 Stock Incentive Plan to increase from 3.4 million to 7.4 million the number of authorized shares for issuance under such plan and to increase from 1.5 million to 3 million the number of shares of common stock as to which Restricted Shares and/or Performance Awards may be granted under such plan (the "Stock Plan Amendment");

      3. To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2002; and

      4. To transact such other business as may properly come before the Annual Meeting or at any adjournments thereof.

   A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on April 12, 2002 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof.

   A copy of the Annual Report of the Company for the fiscal year ended December 31, 2001 has either preceded or accompanies this notice.

                                          By Order of the Board of Directors
                                          /s/ Bradford T. Smith
                                          Bradford T. Smith
                                          Secretary

April 15, 2002

 PLEASE COMPLETE, SIGN, AND DATE THE ACCOMPANYING PROXY CARD, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                  LABORATORY CORPORATION OF AMERICA HOLDINGS
                             358 SOUTH MAIN STREET
                       BURLINGTON, NORTH CAROLINA 27215

                               -----------------

                                PROXY STATEMENT

                               -----------------

   This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Laboratory Corporation of America Holdings, a Delaware corporation (the "Company"), of proxies to be voted at the 2002 Annual Meeting of Stockholders to be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Wednesday, May 15, 2002 at 9:00 a.m., Eastern Daylight Saving time, and at any adjournments thereof (the "Annual Meeting"). The Notice of Annual Meeting, this Proxy Statement, and the accompanying proxy card are first being mailed to stockholders on or about April 15, 2002.

   At the Annual Meeting, the Company's stockholders will be asked (i) to elect the following persons as directors of the Company to serve until the Company's next annual meeting and until such directors' successors are elected and shall have qualified: Thomas P. Mac Mahon, Jean-Luc Belingard, Wendy E. Lane, Robert
E. Mittelstaedt, Jr., James B. Powell, M.D., David B. Skinner, M.D. and Andrew
G. Wallace, M.D., (ii) to approve amendments to the Company's 2000 Stock Incentive Plan to increase from 3.4 million to 7.4 million the number of authorized shares for issuance under such plan and to increase from 1.5 million to 3 million the number of shares of common stock as to which Restricted Shares and/or Performance Awards may be granted under such plan (the "Stock Plan Amendment"), (iii) to ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2002, and (iv) to take such other action as may properly come before the Annual Meeting or any adjournments thereof.

   Unless otherwise indicated, all share amounts set forth in this Proxy Statement and related proxy materials have been adjusted to reflect the 1-for-10 reverse stock split of the Company's Common Stock, effective May 4, 2000, and the 2-for-1 forward stock split in the form of a stock dividend, effective June 11, 2001.

                              GENERAL INFORMATION

Solicitation and Voting of Proxies; Revocation; Record Date

   All proxies duly executed and received by the Company will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted in favor of the election to the Company's Board of Directors of the seven nominees for director identified in this Proxy Statement, the approval of the Stock Plan Amendment, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2002. Any stockholder may revoke his/her proxy at any time prior to the Annual Meeting before it is voted by written notice to such effect delivered to the Company at 358 South Main Street, Burlington, North Carolina 27215, Attention: Bradford T. Smith, Secretary, by delivery prior to the Annual Meeting of a properly executed and subsequently dated proxy or by attending the Annual Meeting and voting in person.

   Solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers, and regular employees of the Company without special compensation therefor. The expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting will be paid by the Company. The Company expects to reimburse banks, brokers, and other persons for their reasonable, out-of-pocket expense in handling proxy materials for beneficial owners.

   Only holders of record of common stock of the Company (the "Common Stock") at the close of business on April 12, 2002 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on March 29, 2002, there were issued and outstanding 71,267,623 shares of Common Stock. Holders of Common Stock as of the Record Date will be entitled to one vote per share at the Annual Meeting.

   A quorum for the Annual Meeting consists of a majority of the total number of shares of Common Stock outstanding on the Record Date and entitled to vote, present in person or represented by proxy. Directors of the Company will be elected by a plurality vote of the shares of Common Stock represented at the Annual Meeting and entitled to vote. The affirmative vote of a majority of shares of Common Stock represented at the Annual Meeting and entitled to vote is required for approval of the Stock Plan Amendment and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 2002. An abstention or broker non-vote will have no effect on the election of the directors or the vote to approve and adopt the Stock Plan Amendment and to ratify the appointment of independent accountants. As of March 29, 2002, the directors and executive officers of the Company beneficially owned an aggregate of 249,745 shares of Common Stock, representing approximately 0.35% of the total number of shares of Common Stock outstanding (after excluding Restricted Shares, which have no voting rights until fully-vested) on the Record Date and entitled to vote.

   The Board of Directors of the Company recommends that stockholders vote "FOR" the election of each of the nominees for director of the Company (as specified below), the approval of the Stock Plan Amendment, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 2002.

                       ITEM ONE:  ELECTION OF DIRECTORS

   All of the Company's directors will be elected at the Annual Meeting to serve until the next succeeding annual meeting of the Company and until their successors are elected and shall have been qualified. All of the nominees listed below are currently serving as members of the Board of Directors. Except as herein stated, the proxies solicited hereby will be voted FOR the election of such nominees unless the completed proxy card directs otherwise.

   In 1995, the Company and affiliates of Roche Holdings, Inc., an affiliate of Roche Holdings Ltd ("Roche"), entered into a stockholder agreement dated as of April 28, 1995 (the "Stockholder Agreement"). The Stockholder Agreement contained certain provisions relating to Roche's right to designate for nomination candidates for director as long as Roche owned at least 10% of the Company's Common Stock.

   On March 12, 2002, Roche's ownership of the Company's Common Stock fell below 10% and therefore, Roche no longer has the right to designate candidates for nomination to the Board of Directors. At this time, neither the composition of the Board of Directors, nor the manner by which it conducts its business, is expected to change.

   The Board of Directors has been informed that all of the nominees listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies may vote for a substitute designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve.

Nominees For Election As Directors

   The name, age as of April 5, 2002, principal occupation for the last five years, selected biographical information, and period of service as a director of the Company of each nominee are set forth below:

   Thomas P. Mac Mahon (55) has served as Chairman of the Board and a director since April 28, 1996. Prior to such date and since April 28, 1995, the date of the merger of Roche Biomedical Laboratories ("RBL") and the

Company (the "Merger"), he served as the Vice Chairman and a director. Mr. Mac Mahon has been President and Chief Executive Officer and a member of the Executive and Management Committees of the Company since January 1997. Mr. Mac Mahon was Senior Vice President of Hoffmann-La Roche Inc. ("Hoffmann-La Roche") from 1993 to January 1997 and President of Roche Diagnostics Group and a director and member of the Executive Committee of Hoffmann-La Roche from 1988 to January 1997. Mr. Mac Mahon was also a director of HLR Holdings Inc. until December 1996. As Senior Vice President of Hoffmann-La Roche and President of Roche Diagnostics Group, Mr. Mac Mahon was responsible for the management of all United States operations of the diagnostic business of Hoffmann-La Roche. Mr. Mac Mahon is a director of Express Scripts, Inc. and was formerly a director of AutoCyte, Inc. (now known as TriPath Imaging, Inc.).

   Jean-Luc Belingard (53) has served as a director of the Company since the Merger, April 28, 1995. Mr. Belingard is Chief Executive Officer of Beaufour Ipsen SA, a diversified French health care holding company. Prior to this position, Mr. Belingard was Chief Executive Officer from 1999 to 2001 of bioMerieux-Pierre Fabre, a diversified French health care holding company, where his responsibilities included the management of the company's worldwide pharmaceutical, cosmetic and communication business. Prior to bioMerieux-Pierre Fabre, Mr. Belingard joined F. Hoffmann-La Roche Ltd, Basel, Switzerland, a subsidiary of Roche in 1982 where he held various positions, including Director General of the Diagnostics Division and was a member of the Executive Committee. Mr. Belingard is also a director of Applera Corporation, Norwalk, Connecticut, a director of ExonHit, a member of the Advisory Board of Chugai, Japan, and a Foreign Trade Advisor to the French Government.

   Wendy E. Lane (50) has been a director of the Company since November 1996. Ms. Lane has been Chairman of Lane Holdings, Inc., an investment firm, since 1992. Prior to forming Lane Holdings, Inc., Ms. Lane was a Principal and Managing Director of Donaldson, Lufkin & Jenrette, an investment banking firm, serving in these and other positions from 1980 to 1992. Ms. Lane is also a director of Tyco International, Ltd.

   Robert E. Mittelstaedt, Jr. (58) has been a director of the Company since November 1996. Mr. Mittelstaedt is Vice Dean, Executive Education of The Wharton School of the University of Pennsylvania and director of the Aresty Institute of Executive Education. Mr. Mittelstaedt has served with The Wharton School since 1973, with the exception of the period from 1985 to 1989 when he founded, served as President and Chief Executive Officer, and sold Intellego, Inc., a company engaged in practice management, systems development, and service bureau billing operations in the medical industry. Mr. Mittelstaedt also serves as a director of Innovative Solutions & Support, Inc. and HIP Foundation, Inc. and was formerly a director of A.G. Simpson Automotive, Inc.

   James B. Powell, M.D. (63) has served as a director of the Company since the Merger, April 28, 1995. From the Merger to January 1997, Dr. Powell served as President and Chief Executive Officer of the Company. Previously, Dr. Powell was President of RBL from 1982 until the Merger. Dr. Powell was President and Chief Executive Officer of TriPath Imaging, Inc., a developer of analytical systems for cytology and pathology, from January 1997 to June 2000. He is a medical doctor and became certified in anatomic and clinical pathology in 1969. Dr. Powell serves as a director of Warren Land Co., Carolina Doctors Care, U.S. Trust Co. of N.C., Mid-Carolina Bank, Green Cap Finance, Mercury MD, and Pathology Partners.

   David B. Skinner, M.D. (66) has served as a director of the Company since the Merger, April 28, 1995. Dr. Skinner is President Emeritus of the New York-Presbyterian Hospital and the New York-Presbyterian Healthcare System, and was President and Chief Executive Officer of New York Hospital and Professor of Surgery at Cornell Medical School from 1987 to 2000, and Vice Chairman of New York Hospital from 1997 to 2000. He was the Chairman of the Department of Surgery and Professor of Surgery at the University of Chicago Hospitals and Clinics from 1972 to 1987. Dr. Skinner serves as a director of Medix Resources Inc. and CardioActs Inc.

   Andrew G. Wallace, M.D. (67) has served as a director of the Company since the Merger, April 28, 1995. Dr. Wallace has served as both the Dean of Dartmouth Medical School and Vice President for Health Affairs at

Dartmouth College from 1990 to 1998. He was the Vice Chancellor for Health Affairs at Duke University and the Chief Executive Officer of Duke Hospital from 1981 to 1990. Dr. Wallace also serves as a director for Welch Allyn, Inc., Dorothy Rider Poole Trust, and The Durham Health Partners.

   The Board of Directors of the Company recommends that stockholders vote "FOR" the election of each of the nominees for director listed above.

Board of Directors and its Committees

   The Board of Directors has an Audit Committee, an Employee Benefits Committee, an Ethics and Quality Assurance Committee, and a Nominating Committee.

   The Audit Committee, currently consisting of Dr. Skinner, Ms. Lane, and Mr. Mittelstaedt, makes recommendations, among other things, to the Board regarding the engagement of the Company's independent accountants, reviews the plan, scope and results of the audit, reviews with the accountants and management the Company's policies and procedures with respect to internal accounting and financial controls, and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent accountants.

   The Ethics and Quality Assurance Committee, currently consisting of Dr. Powell, Mr. Mac Mahon, Dr. Skinner, and Dr. Wallace, is responsible for ensuring that the Company adopts and implements procedures that require the Company's employees to act in accordance with high ethical standards and to deliver high quality services.

   The Employee Benefits Committee, currently consisting of Mr. Belingard, Ms. Lane, and Mr. Mittelstaedt, makes recommendations to the Board regarding compensation and benefit policies and practices and incentive arrangements for the Executive Officers and key managerial employees of the Company. The Employee Benefits Committee also considers and grants awards under the Company's incentive plans.

   The Nominating Committee, currently consisting of Mr. Mac Mahon, Ms. Lane, and Dr. Wallace, is responsible for recommending the nomination of directors.

   The Nominating Committee will consider suggestions for Board nominees made by stockholders. A stockholder may recommend a person for nomination to the Board at the 2003 annual meeting of stockholders by giving notice thereof and providing certain information set forth in the Company's By-Laws, in writing, to the Secretary of the Company at 358 S. Main Street, Burlington, NC 27215. Such nominations must be received no later than December 30, 2002.

   During 2001, the Board of Directors held eleven meetings, each in accordance with the Company's By-Laws and applicable Delaware corporation law and acted once by unanimous written consent. The Employee Benefits Committee held three meetings, and acted once by unanimous written consent; the Audit Committee held six meetings and the Ethics and Quality Assurance Committee held one meeting in 2001. The Nominating Committee held no meetings in 2001, but acted once by unanimous written consent. During 2001, none of the directors attended fewer than 75% of the total meetings of the Board of Directors and the committees of which he or she was a member.

Compensation of Directors

   Directors who are currently not receiving compensation as officers or employees of the Company are paid an annual retainer of $30,000, payable in monthly installments, and a fee of $1,000 for each meeting of the Board of Directors or of any Committee thereof that they attend, and receive reimbursement of expenses they incur for attending any meeting. Pursuant to the Non-Employee Directors Stock Plan (the "Director Plan") approved by the stockholders of the Company, 50% of such annual retainer shall be payable in cash and 50% shall be payable in Common Stock of the Company. In 2001, Messrs. Mittelstaedt and Belingard, Drs. Skinner, Powell and Wallace, and Ms. Lane each earned 191 shares of Common Stock under the Director Plan. Non-employee directors are also automatically granted annual option awards with respect to shares having a Fair Market Value (as defined in the 2000 Stock Incentive Plan) equal to $65,000 at the time of grant.

                              EXECUTIVE OFFICERS

   The following table sets forth as of the date hereof the Executive Officers of the Company.

          Name            Age                              Office
          ----            ---                              ------
Thomas P. Mac Mahon...... 55  Chairman of the Board, President, and Chief Executive Officer
Wesley R. Elingburg...... 45  Executive Vice President, Chief Financial Officer, and Treasurer
Myla P. Lai-Goldman, M.D. 44  Executive Vice President, Chief Scientific Officer, and Medical
                              Director
Richard L. Novak......... 61  Executive Vice President and Chief Operating Officer
Bradford T. Smith........ 48  Executive Vice President of Public Affairs, Human Resources, Law,
                              and Compliance, and Secretary
Stevan R. Stark.......... 54  Executive Vice President of Sales and Marketing

   Thomas P. Mac Mahon has served as Chairman of the Board and a director since April 28, 1996. Prior to such date and since the Merger on April 28, 1995, he served as Vice Chairman and a director. Mr. Mac Mahon has been President and Chief Executive Officer and a member of the Executive and Management Committees of the Company since January 1997. Mr. Mac Mahon was Senior Vice President of Hoffmann-La Roche from 1993 to January 1997 and President of Roche Diagnostics Group and a director and member of the Executive Committee of Hoffmann-La Roche from 1988 to December 1996. Mr. Mac Mahon was also a director of HLR Holdings, Inc. until December 1996. As Senior Vice President of Hoffmann-La Roche and President of Roche Diagnostics Group, Mr. Mac Mahon was responsible for the management of all United States operations of the diagnostic business of Hoffmann-La Roche. Mr. Mac Mahon is a director of Express Scripts, Inc. and was formerly a director on the Board of AutoCyte, Inc. (now known as TriPath Imaging, Inc.).

   Wesley R. Elingburg has served as Executive Vice President, Chief Financial Officer, and Treasurer since October 1996. Mr. Elingburg is a member of the Executive and Management Committees of the Company. Prior to October 1996, and since the Merger on April 28, 1995, Mr. Elingburg was Senior Vice President-Finance. Mr. Elingburg is responsible for the day-to-day supervision of the finance function of the Company, including billing and treasury functions. Previously, Mr. Elingburg served as Senior Vice President-Finance and Treasurer of RBL from 1988 through April 1995 and Assistant Vice President of Hoffmann-La Roche from 1989 until the Merger.

   Myla P. Lai-Goldman, M.D. was appointed Executive Vice President, Chief Scientific Officer, and Medical Director in April 1998. Dr. Lai-Goldman manages the Center for Molecular Biology and Pathology at the Company's Research Triangle Park, NC facility; National Genetics Institute, Inc. in Los Angeles, CA; and Viro-Med, Inc. in Minneapolis, MN. Dr. Lai-Goldman is Board Certified in Anatomic and Clinical Pathology and serves as a member of the Executive and Management Committees of the Company. Dr. Lai-Goldman, who holds a medical degree from Columbia University, was named Senior Vice President of the Company in 1997 and has held the position of Medical Director for the Center for Molecular Biology and Pathology since 1991 (with RBL and subsequently the Company). Dr. Lai-Goldman joined RBL in 1990.

   Richard L. Novak has served as Executive Vice President and Chief Operating Officer of the Company since January 1999. Prior to this date and since his hire in March 1997, Mr. Novak served as Executive Vice President and oversaw the Company's Eastern Operations which included the Mid-Atlantic, Northeast, South, Florida, and South Atlantic Divisions. Mr. Novak is a member of the Executive and Management Committees of the Company. Prior to joining the Company, Mr. Novak was employed by SmithKline Beecham Clinical Laboratories serving in a variety of senior management positions including Senior Vice President, U.S. Operations and President, International.

   Bradford T. Smith has served as Executive Vice President, Chief Legal Officer, and Secretary since September 2001 and previously as Executive Vice President, General Counsel, and Secretary since the Merger. He was appointed Compliance Officer in August 1996. Mr. Smith also oversees the Company's Public Affairs, Human Resources and Law operations. Mr. Smith is a member of the Executive and Management Committees of the Company. Previously, Mr. Smith served as Assistant General Counsel of Hoffmann-La Roche, Division Counsel of RBL and Assistant Secretary and member of RBL's Senior Management Committee from 1988 until April 1995. Mr. Smith served as Assistant Secretary of Hoffmann-La Roche from 1989 until the Merger and as an Assistant Vice President of Hoffmann-La Roche during 1992 and 1993. He has served as a director of Gensys Software, Inc. since August 2000.

   Stevan R. Stark has served as Executive Vice President since October 1996 and was Senior Vice President, New York Division, Cranford Division, and Alliance/Hospital Division since the Merger on April 28, 1995. Mr. Stark oversees the Company's sales and marketing operations including business alliances, managed care, and new business development. Mr. Stark is a member of the Executive and Management Committees of the Company. Previously, Mr. Stark was a Vice President and Division Manager from 1991 to 1995 and a Division Manager from 1986 to 1991. Mr. Stark served as a director for Universal Standard Healthcare; the directorship ended on March 30, 1999.

                   EXECUTIVE COMPENSATION AND BENEFIT PLANS

Executive Compensation

   The compensation paid by the Company during the years ended December 31, 2001, 2000, and 1999 to the Chief Executive Officer during 2001 and the four other most highly compensated Executive Officers serving at year end is set forth below.

                          Summary Compensation Table

                                                                          Long-Term
                                                                     Compensation Awards
                                                                 ----------------------------
                                       Annual Compensation(1)(2)  Restricted    Securities
                                       -------------------------    Stock       Underlying
   Name and Principal Position    Year Salary(3)($)  Bonus(4)($) Awards(5)($) Options/SARs(#)
   ---------------------------    ---- ------------  ----------- ------------ ---------------
Thomas P. Mac Mahon.............. 2001   $812,500    $1,850,295   $4,906,475      222,800
 President and Chief Executive    2000   $741,667    $  726,311   $3,462,344      181,200
 Officer                          1999   $683,333    $  496,832   $1,100,000           --
Richard L. Novak................. 2001   $433,333    $  691,728   $1,983,750       97,200
 Executive Vice President and     2000   $391,667    $  427,200   $1,695,219       69,200
 Chief Operating Officer          1999   $350,000    $  196,504   $  371,250           --
Wesley R. Elingburg.............. 2001   $365,833    $  573,576   $1,587,000       70,000
 Executive Vice President, Chief  2000   $313,333    $  254,400   $  758,300       39,600
 Financial Officer, and Treasurer 1999   $274,167    $  152,537   $  371,250           --
Bradford T. Smith................ 2001   $365,833    $  532,554   $1,587,000       70,000
 Executive Vice President, Chief  2000   $313,333    $  245,400   $  758,300       39,600
 Legal Officer, and Secretary     1999   $274,167    $  149,309   $  371,250           --
Stevan R. Stark.................. 2001   $285,000    $  298,706   $  595,125       27,200
 Executive Vice President--       2000   $256,667    $  176,488   $  388,625       28,200
 Sales and Marketing              1999   $233,333    $  139,052   $  371,250           --

--------
(1) No officer was paid other annual compensation in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported above.

(2) Does not include amounts that may be received by Messrs. Mac Mahon, Elingburg and Smith under certain whole life insurance policies. Under the terms of the policies, Messrs. Mac Mahon, Elingburg and Smith, upon termination of their employment, may elect to continue coverage by paying the annual premium, elect to receive the cash value of the policy, or elect to receive a paid-up policy based on premiums paid through the end of the policy year.

(3) Includes salary paid or accrued for each indicated year.

(4) Includes bonus accrued or paid for each indicated year and other payments, excluding severance, made pursuant to employment agreements.

(5) Represents the value of restricted stock awarded during the year indicated under the Company's 2000 Stock Incentive Plan and the Amended and Restated 1999 Incentive Plan. All outstanding restricted stock awards have a six-year vesting period, with accelerated vesting of outstanding shares in percentages of 33.3%, 66.7%, or 100%, if certain predefined profitability targets are achieved as of December 31, 2001, 2002, and 2003. Aggregate outstanding restricted stock unit awards and their value at December 31, 2001 were: for Mr. Mac Mahon, 249,400 shares valued at $20,163,990; Mr. Novak, 97,000 shares valued at $7,842,450; Mr. Elingburg, 73,000 shares valued at $5,902,050; Mr. Smith, 73,000 shares valued at $5,902,050; and Mr. Stark, 48,800 shares valued at $3,945,480. No dividends are paid on restricted stock awards during the restriction period.

Restricted Stock Transactions in 2001

   During 2001, the following restricted stock grants, the aggregate value of which are reflected in the Summary Compensation Table, were made under the 2000 Stock Incentive Plan for the current Executive Officers named in the Summary Compensation Table:

                        Restricted Stock Awards in 2001

                                                  Performance  Price on
                                       Number of  Period Until Date of  Price on
                                         Shares    Maturation   Grant   12/31/01
Name                                   Granted(1)     (1)       ($/Sh)   ($/Sh)
----                                   ---------- ------------ -------- --------
Thomas P. Mac Mahon...................   74,200     6 years    $66.125   $80.85
Richard L. Novak......................   30,000     6 years    $66.125   $80.85
Wesley R. Elingburg...................   24,000     6 years    $66.125   $80.85
Bradford T. Smith.....................   24,000     6 years    $66.125   $80.85
Stevan R. Stark.......................    9,000     6 years    $66.125   $80.85

--------
(1) Restrictions limit the sale or transfer of these shares during a six-year period whereby the restrictions lapse. The plan provides for accelerated vesting of outstanding shares in percentages of 33.3%, 66.7%, or 100%, if certain predefined profitability targets are achieved as of December 31, 2003.

Stock Option Transactions in 2001

   During 2001, the following grants were made under the 2000 Stock Incentive Plan for the Executive Officers named in the Summary Compensation Table:

                           Option/SAR Grants in 2001

                                 Percentage of
                     Number of       Total
                     Securities  Options/SARs  Exercise
                     Underlying   Granted to   or Base              Grant Date
                    Options/SARs Employees in   Price   Expiration   Present
Name                 Granted(1)      2001       ($/Sh)     Date    Value ($)(2)
----                ------------ ------------- -------- ---------- ------------
Thomas P. Mac Mahon   222,800         21%      $66.125   2/05/11    $8,787,433
Richard L. Novak...    97,200          9%      $66.125   2/05/11    $3,833,655
Wesley R. Elingburg    70,000          7%      $66.125   2/05/11    $2,760,863
Bradford T. Smith..    70,000          7%      $66.125   2/05/11    $2,760,863
Stevan R. Stark....    27,200          3%      $66.125   2/05/11    $1,072,792

--------
(1) For each grant of non-qualified options made in 2001, the exercise price is equivalent to the fair market price per share on the date of the grant as defined in the 2000 Stock Incentive Plan. The options will vest with respect to one-third of the shares covered hereby on the first anniversary of the date of grant and an additional one-third will vest on each of the second and third anniversaries of such date, subject to their earlier termination.
(2) Valuation based upon the Black-Scholes option pricing model with the following assumptions: expected dividend yield 0.0%, volatility of 0.546, risk-free interest rate of 4.30%, and an expected life of seven years.

   The following chart shows, for 2001, the number of stock options exercised and the 2001 year-end value of the options held by the Executive Officers named in the Summary Compensation Table:

                    Aggregated Option/SAR Exercises in 2001
                      and Year-End 2001 Option/SAR Values

                                              Number of Securities
                                                   underlying         Value of Unexercised In-
                      Shares                     Options/SARs at      the-Money Options/SARs at
                     Acquired                       Year-End               Year-End ($)(1)
                        on         Value    ------------------------- -------------------------
Name                Exercise(#) Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                ----------- ----------- ----------- ------------- ----------- -------------
Thomas P. Mac Mahon   107,734   $7,722,548    22,667       343,599     $622,067    $9,069,777
Richard L. Novak...    40,000   $2,481,938     3,067       143,333     $ 84,170    $3,352,958
Wesley R. Elingburg    24,068   $1,728,186     9,600        96,400     $205,491    $2,319,103
Bradford T. Smith..    31,600   $2,073,618     6,000        96,400     $ 95,100    $2,319,103
Stevan R. Stark....    24,868   $1,769,650     5,000        46,000     $ 79,250    $1,401,625

--------
(1) Calculated using the actual December 31, 2001 closing price per common share on the NYSE Composite Tape of $80.85, less the applicable aggregate option exercise price of in-the-money options, multiplied by the number of unexercised in-the-money options that are exercisable and unexercisable, respectively.

Retirement Benefits and Savings Plan

   The following tables set forth the estimated annual retirement benefits payable at age 65 to persons retiring with the indicated average direct compensation and years of credited service, on a straight life annuity basis after Social Security offset, under the Company's Employees' Retirement Plan, as supplemented by the Company's Pension Equalization Plan.

                             Pension Plan Table(1)
                   Wesley R. Elingburg and Bradford T. Smith

Five-year average                      10       15       20       25       30
Compensation(2)                     Years(3) Years(3) Years(3) Years(3) Years(3)
---------------                     -------- -------- -------- -------- --------
    $ 50,000......................  $ 7,685  $11,019  $ 14,354 $ 17,688 $ 17,688
     100,000......................   17,325   25,479    33,634   41,788   41,788
     150,000......................   27,325   40,479    53,634   66,788   66,788
     200,000......................   37,325   55,479    73,634   91,788   91,788
     250,000......................   47,325   70,479    93,634  116,788  116,788
     300,000......................   57,325   85,479   113,634  141,788  141,788
     339,706......................   65,266   97,391   129,516  161,641  161,641

                             Pension Plan Table(4)
          Thomas P. Mac Mahon, Richard L. Novak, and Stevan R. Stark

Five-year average                      10       15       20       25       30
Compensation(2)                     Years(3) Years(3) Years(3) Years(3) Years(3)
---------------                     -------- -------- -------- -------- --------
    $ 50,000......................  $ 6,362  $ 9,543  $ 12,724 $ 15,905 $ 19,086
     100,000......................   15,398   23,097    30,796   38,495   46,194
     150,000......................   24,758   37,137    49,516   61,895   74,274
     200,000......................   34,118   51,177    68,236   85,295  102,354
     250,000......................   43,478   65,217    86,956  108,695  130,434
     300,000......................   52,838   79,257   105,676  132,095  158,514
     339,706......................   60,271   90,406   120,542  150,677  180,813

--------
(1) The Retirement Plan, as supplemented by the Pension Equalization Plan, is a defined benefit pension plan designed, in conjunction with the Company's Pension Equalization Plan, to provide an employee having 25 years of credited service with an annuity equal to 50% of final average compensation less 50% of estimated individual Social Security benefits. The benefit is then converted from a life annuity to an actuarially equivalent life annuity with a ten-year guarantee. In addition, following retirement from active service, an additional benefit is paid from the Pension Equalization Plan designed to provide for a portion of the Executive Officer's postretirement medical benefit. For 2001, this additional benefit amounted to $1,016 per year, based on a retiree over age 65, with a dependent under the age of 65.
(2) Highest consecutive five-year average base compensation during final ten years. Compensation considered for this five-year average is reflected in the Summary Compensation Table under the heading "Salary." Under the Pension Equalization Plan, a maximum of $300,000 final average compensation is considered for benefit calculation indexed beginning in 1997 based on the percentage change in the unrounded compensation limit under Section 401
    (a)(17) of the Internal Revenue Code. For 2001, this limit is $339,706. No bonuses are considered.
(3) Under the plans, the normal form of benefit for an unmarried participant is a life annuity with a guaranteed minimum payment for ten years. For a married participant, the normal form is a 50% joint and survivor annuity, which is actuarially equivalent to the normal form for an unmarried participant. The above tables are determined with regard to a life only form of payment; thus, payment using a ten-year guarantee would produce a lower annual benefit.
(4) The Retirement Plan, as supplemented by the Pension Equalization Plan, is a defined benefit pension plan designed, in conjunction with the Company's Pension Equalization Plan, to provide an employee having 30 years of credited service with an annuity equal to 52% of final average compensation less 50% of estimated individual Social Security benefits.

   Credited service is defined generally as all periods of employment with the Company, a participating subsidiary or with Revlon prior to 1992, or RBL or an affiliate, after attainment of age 21 and completion of one year of service (age 25 and completion of one year of service if hired before January 1, 1985). Final average compensation is defined as average annual base salary during the five consecutive years in which base salary was highest out of the last ten years prior to normal retirement age or earlier termination. The Employee Retirement Income Security Act of 1974, as amended, places certain maximum limitations upon the annual benefit payable under all qualified plans of an employer to any one individual. The limitation solely with respect to defined benefit pension plans was $140,000 for 2001 and will be subject to cost of living adjustments for future years. In addition, the Tax Reform Act of 1986 limits the amount of compensation that can be considered in determining the level of benefits under qualified plans. The applicable limit for 2001 was $170,000. The Company believes that, with respect to certain employees, annual retirement benefits computed in accordance with the Retirement Plan's benefit formula may be greater than those which would be provided with regard to such qualified plan limitation. The Company's non-qualified, unfunded, Pension Equalization Plan is designed to provide for the payment of the difference, if any, between the amount of such maximum limitation and the annual benefit that would be payable under the Retirement Plans but for such limitation, subject to the allowed maximum compensation limit under the Pension Equalization Plan.

   As of December 31, 2001, credited years of service under the retirement plans for the following individuals are for Mr. Mac Mahon--4.0 years, Mr. Elingburg--20.4 years, Mr. Smith--18.9 years, Mr. Stark--17 years, and Mr. Novak--3.5 years.

Compensation Plans and Arrangement

   On April 17, 1996, the Board of Directors approved the Master Senior Executive Severance Plan (the "Severance Plan"), which provides severance payments to certain key employees. The Severance Plan provides for severance payments of three times annual salary and targeted bonus then in effect for a change in control (as defined in the Severance Plan) and two times annual salary and targeted bonus then in effect for all other qualifying terminations for the President and Chief Executive Officer and the Executive Vice Presidents of the Company. The Severance Plan also provides severance payments of one times annual salary and targeted bonus then in effect for Senior Vice Presidents upon the occurrence of a qualifying termination. Qualifying termination is generally defined as involuntary termination without cause or voluntary termination with Good Reason, as defined. "Good Reason" is defined as a reduction in base salary or targeted bonus as a percentage of salary, relocation to an office location more than 75 miles from the employee's current office without consent of the employee, or a material reduction in job responsibilities or transfer to another job without the consent of the employee. Good Reason shall not include a reduction in base salary or targeted bonus where such reduction is pursuant to a Company-wide reduction of base salaries and/or targeted bonuses. In addition, the Severance Plan may not be amended or terminated within 36 months of a change in control, as defined.

Employee Benefits Committee Report on Executive Compensation

   The Employee Benefits Committee of the Board of Directors (for the purposes of this section, the "Committee") makes recommendations to the Board of Directors regarding compensation and benefit policies and practices and incentive arrangements for Executive Officers and key managerial employees of the Company. The Committee also considers and grants awards under the Company's incentive plans as described above under "Item 1: Election of Directors."

   During 2001, the Committee held three meetings and acted once by unanimous consent to review and evaluate executive compensation and benefit programs, including information provided to the Company by independent compensation and benefit consultants.

   Executive Officer Compensation Policies. The Committee's executive compensation policies are designed to (a) attract and retain the best individuals critical to the success of the Company, (b) motivate and reward such individuals based on corporate business unit and individual performance, and (c) align executives' and stockholders' interests through equity-based incentives.

   Compensation for executives is based on the following principles: variable compensation should comprise a significant part of an executive's compensation, with the percentage at-risk increasing at increased levels of responsibility; employee stock ownership aligns the interest of employees and stockholders; compensation must be competitive with that offered by companies that compete with the Company for executive talent; and differences in executive compensation within the Company should reflect differing levels of responsibility and/or performance.

   A key determinant of overall levels of Executive Officer compensation has been the pay practices of a group of public companies in the medical supply and medical service industry with revenue comparable to the

Company's (the "peer group"). The peer group was chosen by the Company's independent compensation and benefit consultants and includes some, but not all, of the members of the peer group used for stock price comparisons (see "--Common Stock Performance" below).

   2001 Executive Officer Compensation. There are three components to the Company's executive compensation program: base salary, annual incentive compensation, and long-term incentive compensation. The more senior the position, the greater the portion of compensation that varies with performance. Base salaries are set by the Committee and are designed to be competitive with the peer group companies described above. Generally, the Committee has targeted salary levels in the second and third quartile of the peer group, adjusted to reflect the individual's job experience and responsibility.

   Changes in base salaries are based on the peer group's practices, the Company's performance, the individual's performance, and increases in cost of living indexes. The corporate performance measures used in determining adjustments to Executive Officers' base salaries are the same performance measures used to determine annual and long-term incentive compensation discussed below. Base salaries are reviewed and adjusted annually.

   Under the Company's annual Bonus Incentive Plan, adopted by the stockholders in 1995, annual incentive compensation is paid in the form of a cash bonus and is generally based on the attainment of specified corporate performance goals, which are established by the Committee at the beginning of the year. The primary measures used for Executive Officer bonuses in 2001 were earnings before interest, taxes, depreciation and amortization ("EBITDA"), revenue growth, operating expenses and certain other specific measures. Each Executive Officer has a target bonus expressed as a percentage of salary. The Committee increased target bonus opportunities for Executive Officers for 2001 based on its review of competitive market data. As determined by the Company's outstanding performance results in 2001, bonuses paid to Executive Officers other than the Chief Executive Officer ("CEO") averaged 140 percent of the target amount (see "Summary Compensation Table" for amounts paid to certain Executive Officers under the plan).

   Long-term incentive compensation is provided through the granting of stock options and restricted stock under the Company's Stock Option Plans. The Committee believes that grants of stock options and restricted stock align stockholder and Executive Officer interests. Generally, the Committee approves grants at the beginning of the year with the size of grants determined by each Executive Officer's level of responsibility after comparison to the equity grant practices of the peer group. Competitive grant practices are evaluated in terms of annualized expected value, and the size of grants to Company Executive Officers reflect the Committee's evaluation of the Company's performance as compared to the peer group. The mix between stock options and restricted stock is such that a majority of the expected value is delivered through the granting of stock options. The size of previous grants and the number of shares held by an executive are not considered in determining annual award levels.

   As provided in the Company's Stock Option Plans, stock options are granted with an exercise price equal to the Fair Market Value (as defined in the Company's Stock Option Plans) per share on the date of grant. Grants of restricted stock will vest on the sixth anniversary of grant, although vesting of shares granted in 2001 may be accelerated if certain predefined profitability targets are achieved as of December 31, 2003. No stock option or restricted stock awards are made in the absence of satisfactory performance, which is evaluated by the Committee based on the executive's individual contribution to the long-term health and growth of the Company.

   2001 Chief Executive Officer Compensation. In 2001, the Committee reviewed Mr. Mac Mahon's base salary, annual incentive and long-term incentive compensation in the same manner as described above for other Executive Officers. The Committee increased Mr. Mac Mahon's base salary, effective in early 2001, to $825,000.

   The Committee believes that Mr. Mac Mahon's leadership and individual performance has significantly contributed to the achievement of remarkable growth in earnings and stockholder value for the Company during his tenure as CEO. Mr. Mac Mahon's annual target bonus opportunity was increased in 2001 to 150 percent of salary. Based on the Company's outstanding performance achievements during 2001, Mr. Mac Mahon received an annual bonus payment that was 150 percent of this targeted level.

   The majority of Mr. Mac Mahon's compensation opportunity for 2001 was delivered through equity-based vehicles linked directly to the interests of stockholders. In 2001, Mr. Mac Mahon received grants of 222,800 stock options and 74,200 shares of restricted stock. The size of these grants was determined by the Committee after reviewing competitive equity grants to peer group CEOs and reflect the Committee's determination that the performance of both the Company and Mr. Mac Mahon have been outstanding. As with the grants of restricted stock to other Executive Officers, these shares will vest on the sixth anniversary of grant, but vesting may be accelerated on the basis of the Company achieving profitability targets through December 31, 2003.

   Mr. Mac Mahon became eligible to participate in the Company's Retirement Benefits and Savings Plan in 1998.

   Changes for 2002. In 2001, the Committee engaged in a thorough review of its executive compensation program. As part of the process, the Company retained the services of an experienced executive compensation consulting firm to assess the overall competitiveness and effectiveness of the program. As a result of this study, the Company will incorporate some changes to its program beginning in 2002. The objectives of the changes are to increase the program's pay-for-performance focus and to more closely align the program with stockholder interests and competitive practice.

   The competitive study expanded the peer group to include other organizations in the Health Care Services industry that engage in diagnostics and genomic research. The Committee believes this new peer group better reflects the Company's market for executive talent as the Company expands its operations beyond traditional clinical testing.

   The Committee determined to maintain a philosophy of targeting base salary for Executive Officers at the median of the peer group. Target bonus opportunities are established so that annual cash compensation will fall between the median and the 75th percentile if a target bonus is earned. Annual cash compensation for Executive Officers may be higher or lower than the targeted positioning based on the performance of the Company and the individual executive.

   The Company has enjoyed superior performance as compared to its competitors for the past several years. In order to continue this trend, the Company will provide management with additional incentive to increase stockholder value by granting equity opportunities with expected values targeted at the 75th percentile of this new peer group. Stock options will be granted on an annual basis, and performance-accelerated restricted stock will be granted once every three years.

   The resulting overall competitive positioning for Executive Officers will approximate the 75th percentile of the peer group if performance meets expectations, with this positioning varying based on performance results.

   Limit on Deductibility of Compensation. The Omnibus Budget Reconciliation Act of 1993 ("OBRA") limits the deductibility of compensation paid to the chief executive officer and each of the four highest paid employees of public companies to $1 million per year. The Company's general policy is to preserve the tax deductibility of compensation paid to its Executive Officers. OBRA recognizes stock option plans as performance-based if such plans meet certain requirements. The Company's Option Plans are structured to meet the requirements of OBRA. However, the Committee also recognizes the importance of attracting, motivating and retaining key personnel whose performance increases the value of the Company. Accordingly, the Committee may, from time to time, exercise its discretion to award compensation that may not be deductible under OBRA when, in its judgment, such award would be in the best interests of the Company.

                                          THE EMPLOYEE BENEFITS COMMITTEE

                                          Jean-Luc Belingard
                                          Wendy E. Lane
                                          Robert E. Mittelstaedt, Jr.

                           COMMON STOCK PERFORMANCE

   The Commission requires a five-year comparison of stock performance for the Company with stock performance of appropriate similar companies. The Common Stock is traded on the New York Stock Exchange, Inc. (the "NYSE"). Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock and the cumulative total return on the Standard & Poor's Composite-500 Stock Index and the weighted average cumulative total return (based on stock market capitalization) on the stock of each of the members of a peer group of companies. The peer group includes six publicly traded medical service and medical supply companies and one clinical laboratory company which is a direct competitor of the Company, all with sales ranging from approximately $1.1 billion to $4.0 billion. Other direct competitors of the Company are either substantially smaller than the Company or are subsidiaries of much larger diversified corporations and are, therefore, not believed to be appropriate peer companies. The peer group includes:
Allergan, Inc., Quest Diagnostics, Incorporated, C.R. Bard Inc., Magellan Health Services Inc., Fisher Scientific International Inc., Thermo Electron Corporation, and Bausch & Lomb Inc. The graph assumes that $100 was invested on December 30, 1996 in each of the Company's Common Stock, Standard & Poor's Composite-500 Stock Index and the peer group index and that all dividends were reinvested.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                           12/1996 12/1997 12/1998 12/1999 12/2000 12/2001
                                           ------- ------- ------- ------- ------- -------
Laboratory Corporation of America Holdings  $100    $ 61    $ 48    $128    $612    $562
S&P 500...................................  $100    $133    $171    $208    $189    $166
Industry Peer Index.......................  $100    $107    $113    $142    $232    $213

                                     [CHART]

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                       Laboratory Corporation     S&P 500         Industry
                        Of America Holdings                      Peer Index

           12/1996              $100               $100             $100
           12/1997              $ 61               $133             $107
           12/1998              $ 48               $171             $113
           12/1999              $128               $208             $142
           12/2000              $612               $189             $232
           12/2001              $562               $166             $213

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

   The following table sets forth as of March 29, 2002, the total number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each director of the Company who is a beneficial owner of any shares of Common Stock, (ii) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (iii) the officers named in the "Summary Compensation Table" set forth above, and (iv) all current directors and Executive Officers as a group. The number of shares owned are those "beneficially owned," as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement. Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them as set forth opposite their respective names.

                                     Amount and Nature of Beneficial
          Beneficial Owner              Ownership of Common Stock    Percent of Class
          ----------------           ------------------------------- ----------------
Janus Capital Corporation...........            6,289,465(1)               8.9%
 100 Fillmore Street
 Denver, Colorado 80206-4923
Thomas P. Mac Mahon.................              439,240(2,3)               *
Jean-Luc Belingard..................                8,642                    *
Wendy E. Lane.......................                8,862                    *
Robert E. Mittelstaedt, Jr..........                5,512                    *
James B. Powell.....................                6,190                    *
David B. Skinner....................                7,740                    *
Andrew G. Wallace...................                6,656                    *
Wesley R. Elingburg.................              129,980(2,3)               *
Richard L. Novak....................              182,544(2,3)               *
Bradford T. Smith...................              108,377(2,3)               *
Stevan R. Stark.....................               85,083(2,3)               *
All directors and Executive Officers
  as a group (12 persons)...........            1,055,345                  1.5%

--------
*  Less than 1%
(1) As reported on Schedule 13G filed with the Commission on February 13, 2002, on behalf of Janus Capital Corporation. Janus Capital Corporation is a registered investment adviser with sole voting power for 6,289,465 of the above listed shares.
(2) Beneficial ownership by officers of the Company includes shares of Common Stock which such officers have the right to acquire upon the exercise of options which either are vested or which may vest within 60 days. The number of shares of Common Stock included in the table as beneficially owned which are subject to such options is as follows: Mr. Mac Mahon--96,934; Mr. Elingburg--20,556; Mr. Novak--32,400; Mr. Smith--0; Mr.
    Stark--14,067; all directors and Executive Officers as a group--185,966.
(3) Includes shares of Restricted Common Stock. The number of shares of Restricted Common Stock included in the table is as follows: Mr. Mac Mahon--338,600; Mr. Elingburg--107,600; Mr. Novak--149,500; and Mr.
    Smith--107,600; Mr. Stark--51,300; all directors and Executive Officers as a group--805,900.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") requires the Company's Executive Officers, directors and persons who own more than 10% of the Company's equity securities to file reports on ownership and changes in ownership with the Commission and the securities exchanges on which its equity securities are registered. Additionally, Commission regulations require that the Company identify in its proxy statements any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company's knowledge, based solely on review of reports furnished to it, all
Section 16(a) filing requirements applicable to its Executive Officers, directors and more than 10% beneficial owners were complied with, except that Dr. Wallace inadvertently reported late his May 15, 2001 acquisition of an aggregate total of 343 shares of Common Stock on a Form 4 (statement of changes of beneficial ownership of securities) filed with the Commission on June 12, 2001.

               ITEM TWO:  AMENDMENT TO 2000 STOCK INCENTIVE PLAN

   On April 3, 2002, the Board of Directors adopted the Stock Plan Amendment to the Laboratory Corporation of America Holdings 2000 Stock Incentive Plan (the "Plan") to increase from 3.4 million to 7.4 million the number of shares available under the Plan, plus any shares which remain available for grants of awards under the Amended and Restated 1999 Stock Incentive Plan and the 1994 Stock Option Plan (the "Prior Plans") and to increase from 1.5 million to 3 million the maximum number of shares of Common Stock as to which Restricted Shares and/or Performance Awards may be granted from time to time under section 5 of this Plan. The summary description herein of the principal features of the Plan, as amended by the Stock Plan Amendment, is qualified by reference to the Plan and the Stock Plan Amendment. The Plan was originally adopted following approval at the annual meeting of stockholders on May 2, 2000. As of March 29, 2002, 5,728,427 shares had been issued under this Plan and Prior Plans, and 40,385 shares were available from this Plan and Prior Plans for future issuance. A copy of the Plan, as proposed to be amended, is attached hereto as Annex I.

   The purpose of the Plan is to attract and retain the best available employees, directors, and consultants for the Company and to encourage the highest level of performance by such persons, thereby enhancing the value of the Company for the benefit of its stockholders. The Plan is also intended to motivate such persons to contribute to the Company's future growth and profitability, to reward the performance of employees and consultants and increase the proprietary and vested interest of all such persons in the growth and performance of the Company in a manner that provides them with a means to increase their holdings of Common Stock and aligns their interests with the interests of the stockholders of the Company. Potentially all employees (approximately 19,500), officers and directors of the Company are eligible to participate in the Plan. As of March 29, 2002, there were 226 participants under the Plan.

   The exercise price of incentive stock options ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options ("NSOs") ("Option Price") may not be less than 100% of the fair market value of the shares of Common Stock on the date of grant, except that, in the case of an ISO granted to an individual who, at the time the ISO is granted, owns shares possessing more than 10% of the total combined voting power of all classes of Common Stock, such Option Price may not be less than 110% of such fair market value. The Option Price of, and the number of shares covered by, each option will not change during the life of the option, except for adjustments to reflect stock dividends, splits, other recapitalizations or reclassifications or changes affecting the number or kind of outstanding shares.

   Except as otherwise provided in an award agreement, no award may be transferred by an optionee during his lifetime except by will or the laws of descent and distribution. Options may be exercised in whole or in installments and must be exercised within a fixed period, which period may not exceed 10 years from the date of the option grant. In the case of ISOs granted to any holder on the date of the grant of more than 10% of the total combined voting power of all classes of stock of the Company, the options must be exercised within five years from the date of grant of the option. Options may expire before the end of the option period due to termination of service with the Company.

   The shares of Common Stock purchased upon the exercise of an option are to be paid for in cash (including cash that may be received from the Company at the time of exercise as additional compensation), or through the delivery of other shares of Common Stock held for at least six months with a value equal to the total option price or in a combination of cash and such shares, or with money lent by the Company to the optionee in compliance with applicable law and on terms and conditions to be determined by the Company.

   The shares of Common Stock to be delivered under the Plan will be made available from the authorized but unissued shares of Common Stock or from treasury shares and prior to delivery will be registered by the Company with the Commission on Form S-8 and upon registration will be freely tradable, subject to applicable restrictions under Section 16 of the Exchange Act.

   The Plan is administered by the Board of Directors. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to it and to make all other determinations necessary or advisable for its administration; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive shares of Common Stock or the timing or pricing of grants of shares of Common Stock. The determinations of the Board of Directors in the administration of the Plan, as described herein, shall be final and conclusive. The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purpose thereof.

   In the event of a stock split, stock dividend, subdivision or combination of the shares of Common Stock or other change in corporate structure affecting the shares of Common Stock, the number of shares of Common Stock authorized by the Plan shall be increased or decreased proportionately, as the case may be.

   No award may be granted under the Plan after May 4, 2010.

   The Plan may be amended by the Board as it shall deem advisable or to conform to any change in any law or regulation applicable thereto; provided, that the Board may not, except in the limited circumstances described above, without the authorization and approval of stockholders in any respect make any amendment that would require stockholder approval under Rule 16b-3 of the Exchange Act or state law.

   In 2001, the Employee Benefits Committee granted NSOs to purchase an aggregate of 1,048,088 shares of Common Stock and 174,244 shares of restricted stock under the Plan to Executive Officers, non-employee directors, and non-executive employees of the Company. No ISO's, stock appreciation rights ("SARs"), or performance awards were granted in 2001. There has been no decision with respect to the number or terms of options that may be granted following stockholder approval of the Stock Plan Amendment or the number or identity of future optionees under the Plan.

                      2000 Stock Incentive Plan Benefits

                                                                             Number of
                                                        Dollar    Number of  Restricted
Name and Position                                      Value ($) Options (#) Shares (#)
-----------------                                      --------- ----------- ----------
Thomas P. Mac Mahon...................................    (1)      222,800     74,200
  President and Chief Executive Officer
Richard L. Novak......................................    (1)       97,200     30,000
  Executive Vice President and Chief Operating Officer
Wesley R. Elingburg...................................    (1)       70,000     24,000
  Executive Vice President, Chief Financial Officer,
  and Treasurer
Bradford T. Smith.....................................    (1)       70,000     24,000
  Executive Vice President, Chief Legal Officer,
  and Secretary
Stevan R. Stark.......................................    (1)       27,200      9,000
  Executive Vice President--Sales and Marketing
All current Executive Officers as a group.............    (1)      514,400    170,200
All current non-employee directors as a group.........    (1)        5,688
All current non-executive officer employees as a group    (1)      528,000      4,044

--------
(1) All options granted to Executive Officers and non-executive officer employees in 2001 have an exercise price of $66.125 per share. Options granted to non-employee directors in 2001 have an exercise price of $68.50 per share. All options granted in 2001 have a ten-year term and are subject to earlier termination as described above. The dollar value of each of the options granted is not determinable due to fluctuating market prices. As of March 28, 2002, the Company's Common Stock had a closing price of $95.86 per share.

   Federal Income Tax Consequences. The following summary generally describes the federal income tax consequences to optionees and the Company and is based on current laws and regulations. The summary is general in nature and is not intended to cover all tax consequences that could apply to a particular individual or the Company. The summary does not cover any state or local tax consequences of participation in the Plan.

   Generally, when an optionee exercises a NSO, the difference between the option price and any higher fair market value of the shares of Common Stock on the date of exercise will be ordinary income to the optionee and will be generally allowed as a deduction for federal income tax purposes to the employer. Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of a NSO will generally be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the employer. The optionee's basis in the shares of Common Stock is determined generally at the time of exercise.

   When an optionee exercises an ISO while employed by the Company or a subsidiary or within three months (one year for disability) after termination of employment by reason of retirement or death, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the shares of Common Stock acquired upon such exercise over the Option Price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares of Common Stock acquired upon exercise of the ISO are not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate Option Price of such shares of Common Stock will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. Generally, if the shares of Common Stock are disposed of prior to the expiration of such periods (a "Disqualifying Disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate Option Price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ownership income will be capital in nature, long-term or short-term depending on the holding period. If an ISO is exercised more than three months (one year for disability) after termination of employment, the tax consequences are the same as described above for NSOs.

   Certain additional special rules apply if the exercise price for an option is paid in shares of Common Stock previously owned by the optionee rather than in cash.

   ACCORDINGLY, EACH OPTIONEE SHOULD CONSULT HIS OR HER TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF INCENTIVE PLAN AWARDS, AS WELL AS THE USE OF SHARES FOR EXERCISE, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, OR FOREIGN INCOME TAX AND OTHER LAWS.

   When a participant exercises "SARs", the amount of cash and the fair market value of property received (including Shares), unless the property is subject to transfer restrictions or forfeiture, will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company or a subsidiary.

   In the absence of an election by a participant under Section 83(b) of the Code, the grant of restricted shares will not result in taxable income to the participant or a deduction to the Company or its subsidiary or affiliate in the year of the grant. The value of such restricted shares will be taxed to a participant in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the restricted shares on the date of grant, provided the participant makes an election under Section 83(b) of the Code within thirty days after the date of such grant. If such an election were made, a participant would not be allowed to deduct at a later date the amount included as taxable income if he/she should forfeit the restricted shares to the Company or its subsidiary or affiliate. Generally, the amount of ordinary income recognized by a participant is deductible by the Company or its subsidiary or affiliate in the year the income is recognized by the participant. If the participant does not make an election under Section 83(b) of the Code, dividends paid on the shares prior to the lapse of restrictions on such shares will be taxable to the participant as additional compensation in the year received free of restrictions, and the Company or its subsidiary or affiliate will be allowed a corresponding deduction subject to Section 162(m).

   In general, the grant of performance awards will not result in taxable income to the participant or a deduction to the Company or its subsidiary or affiliate in the year of the grant. The value of the award will be taxed to a participant in the year in which the award is settled, and the Company will receive a deduction in the same amount, subject to Section 162(m).

   The Board of Directors of the Company recommends that stockholders vote "FOR" approval and adoption of the Stock Plan Amendment.

             ITEM THREE:  RATIFICATION OF INDEPENDENT ACCOUNTANTS

   Upon the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC") to audit the accounts of the Company for the year ending December 31, 2002. For the year ended December 31, 2001, the Company's accounts were audited by PwC.

   PwC's report on the financial statements of the Company for the year ended December 31, 2001 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

   To the knowledge of management and the Audit Committee, in connection with the audit of the Company's financial statements for the year ended December 31, 2001, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in its reports.

   Representatives of PwC will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

   Stockholder ratification of the appointment of PwC as the Company's independent accountants is not required by the Company's By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of PwC as the Company's independent accountants for the year ending December 31, 2002, the Board of Directors will consider whether to retain that firm for such year.

Audit Fees

   Amounts billed by PwC related to the 2001 annual financial statement audit and reviews of quarterly financial statements filed in the report on Forms 10-Q totaled $406,000, of which an aggregate amount of $226,500 has been billed through December 31, 2001.

Financial Information Systems Design and Implementation Fees

   No amounts were billed by PwC in 2001 for financial information systems design and implementation services.

All Other Fees

   Amounts billed by PwC for all other services rendered to the Company for the year ended December 31, 2001 totaled $239,500. These fees related to assistance provided with filing certain registration statements during 2001 and for assistance regarding statistical sampling methodology for compliance-related activities.

   The Audit Committee has considered the other services rendered and believes that they are compatible with PwC remaining independent.

   The Board of Directors of the Company recommends that stockholders vote "FOR" the ratification of the appointment of PwC as the Company's independent accountants for 2002.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Beneficial Ownership by Roche

   In 1995, the Company and affiliates of Roche entered into the Stockholder Agreement. The Stockholder Agreement contains certain provisions relating to
(i) the governance of the Company, including, but not limited to, the composition of the Board of Directors, (ii) the issuance, sale, and transfer of the Company's Equity Securities (as defined in the Stockholder Agreement) by the Company and Roche, and (iii) registration rights granted by the Company to Roche with respect to the Company's Equity Securities. A copy of the Stockholder Agreement was included as an exhibit to the Company's report on Form 8-K filed with the Commission on May 12, 1995.

   On February 21, 2002, Roche registered to sell 7,000,000 shares with a 700,000 over-allotment option pursuant to a Registration Statement on Form S-3 filed with the Commission. At that time, Roche owned 10,705,074 shares of Common Stock (approximately 15.13% of the Common Stock outstanding). On March 12, 2002, Roche sold the 7,000,000 shares of Common Stock and on March 18, 2002, an additional 700,000 shares of Common Stock were sold to cover over-allotments of shares, leaving Roche with 3,005,074 shares of the Company's outstanding Common Stock, or approximately 4.22% at March 29, 2002.

   Prior to March 12, 2002, Roche had the right to designate one director for nomination to the Board of Directors. Because Roche's ownership fell below 10% on March 12, 2002, Roche's rights under the Stockholder Agreement terminated with respect to (i) changing the total number of members of the Board of Directors, (ii) designating a replacement director upon the death, resignation or retirement of a director selected by Roche, (iii) causing the Board of Directors to create vacancies on the Board for Roche's designated directors,
(iv) voting and solicitation of votes, (v) directors serving on Board committees, (vi) vacancies on Board committees and the management committee and
(vii) action taken to conform the Company's Certificate of Incorporation and By-laws to the Stockholder Agreement.

   Roche's right to (i) have its shares included in a registration statement which the Company prepares and (ii) have the Company furnish it with certain financial information, terminated when Roche's ownership fell below 20%. If Roche ceases to own any Registrable Securities (as defined under the Stockholder Agreement), then (i) all of its registration rights and (ii) covenants of the Company in its favor with respect to transfers made by Roche pursuant to Rule 144A under the Securities Act of 1933 under the Stockholder Agreement would terminate.

Certain Transactions with Roche

   The Company has certain on-going arrangements with Roche for the purchase by the Company of certain products and the licensing by the Company from Roche of certain diagnostic technologies, with an aggregate value of approximately $62.3 million in 2001. In addition, the Company made royalty payments to Roche in the amount of approximately $4.4 million in 2001. The Company provides certain diagnostic testing and support services to Roche in connection with Roche's clinical pharmaceutical trials, with an aggregate value of approximately $2.6 million in 2001. Each of these arrangements was entered into in the ordinary course of business, on an arm's-length basis, and on terms which the Company believes are no less favorable to it than those obtainable from unaffiliated third parties.

                           AUDIT COMMITTEE'S REPORT

   The Audit Committee of the Board of Directors, comprised entirely of non-management directors, held six meetings during 2001. The members meet the independence and experience requirements of the New York Stock Exchange. The charter of the Audit Committee has not been modified since it appeared in the proxy statement dated April 26, 2001 and is attached hereto as Annex II.

   The Audit Committee met with the independent public accountants, management, and internal auditors to assure that all were carrying out their respective responsibilities. The Audit Committee reviewed the performance and fees of the independent public accountants prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee discussed with the independent public accountants their judgments regarding the quality and acceptability of the Company's accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and underlying estimates, and other communications required by Statement of Accounting Standards No. 61, Communications with Audit Committees, as currently in effect. The Audit Committee discussed with and received a letter from the independent public accountants confirming their independence, as required by Independence Standards Board Standard No. 1. Both the independent public accountants and the internal auditors had full access to the Audit Committee, including regular meetings without management present. Additionally, the Audit Committee reviewed and discussed the audited financial statements with management and recommended to the Board of Directors that these financial statements be included in the Company's Form 10-K for filing with the Commission.

   As part of its duties, the Audit Committee also considered whether the provision of services other than audit services during fiscal year 2001 by PricewaterhouseCoopers LLP, the Company's independent public accountants, is compatible with maintaining the accountant's independence. See "Item Three:
Ratification of Independent Accountants."

   Management is responsible for the Company's financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. It is not the Audit Committee's responsibility to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of the Company and they may or may not be experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on (a) management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (b) the representations of the independent auditors appearing in the auditor's report on the Company's financial statements.

                                          AUDIT COMMITTEE

                                          David B. Skinner, M.D., Chairman
                                          Wendy E. Lane
                                          Robert E. Mittelstaedt, Jr.

                             STOCKHOLDER PROPOSALS

   Under the rules and regulations of the Commission as currently in effect, any holder of at least $2,000 in market value, or 1%, of Common Stock who desires to have a proposal presented in the Company's proxy material for use in connection with the annual meeting of stockholders to be held in 2003 must transmit that proposal (along with his name, address, the number of shares of Common Stock that he holds of record or beneficially, the dates upon which the securities were acquired and documentary support for a claim of beneficial ownership) in writing as set forth below. Such holder must continue to hold his Common Stock through the date of the meeting. Proposals of stockholders intended to be presented at the next annual meeting must be received by Bradford T. Smith, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215, no later than December 14, 2002. This date was based on a planned meeting date in late May 2003.

   Regarding stockholder proposals intended to be presented at the 2003 Annual Meeting but not included in the Company's proxy statement, stockholders must give the Company notice not later than March 2, 2003 of their proposals in order to be considered timely under applicable Commission rules. Notice shall be given in the form and manner described in the paragraph above. The persons named as proxies in the enclosed proxy card may vote in their discretion on any proposals for which timely notice is not received in the manner described above.

   Holders of Common Stock who want to have proposals submitted for consideration at future meetings of stockholders should consult the applicable rules and regulations of the Commission with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations.

                                 HOUSEHOLDING

   As permitted by the Exchange Act, we have adopted a procedure approved by the Commission called "householding." Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of this proxy statement and annual report unless one or more of these stockholders provides notification of their desire to receive individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

   If you and other stockholders of record with whom you share an address currently receive multiple copies of annual reports and/or proxy statements, or if you hold stock in more than one account and in either case, you wish to receive only a single copy of the annual report or proxy statement for your household, please contact our transfer agent (in writing: American Stock Transfer and Trust Company, Shareholder Services, 6201 Fifteenth Avenue, Brooklyn, NY 11219; by telephone: 800-937-5449) with the names in which all accounts are registered.

   If you participate in householding and wish to receive a separate copy of the 2001 annual report or this Proxy Statement, or if you wish to receive separate copies of future annual reports or proxy statements, please contact American Stock Transfer and Trust Company at the above address or phone number. We will deliver the requested documents to you promptly upon your request.

   Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.

   You may also obtain an on-line version of the proxy statement at www.labcorp.com.

                            ADDITIONAL INFORMATION

   The Company will make available a copy of the Annual Report on Form 10-K for the year ended December 31, 2001 and any quarterly reports on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215. Each such request must set forth a good faith representation that, as of the Record Date (April 12, 2002), the person making the request was a beneficial owner of Common Stock entitled to vote.

   In order to ensure timely delivery of such document prior to the annual meeting, any request should be received by the Company promptly.

                                OTHER BUSINESS

   The Company knows of no other matters which may come before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          /s/ Bradford T. Smith
                                          Bradford T. Smith
                                          Secretary

April 15, 2002

                                                                        ANNEX I

                  LABORATORY CORPORATION OF AMERICA HOLDINGS

                           2000 STOCK INCENTIVE PLAN
                As Amended and Restated Effective April 3, 2002

     1.  Purpose; Restrictions on Amount Available under this Plan.

   This 2000 Stock Incentive Plan, as amended and restated effective April 3, 2002, (this "Plan") is intended to encourage stock ownership by employees, consultants, and non-employee directors of Laboratory Corporation of America Holdings (the "Company") and employees and consultants of Affiliate Corporations (as defined in Section 2(a) hereof), so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees, consultants and non-employee directors to remain in the employ and/or service of the Company and to put forth maximum efforts for the success of the business of the Company. It is further intended that options granted by the Committee pursuant to Section 6 of this Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code"), and options granted by the Committee pursuant to Sections 7 and 8 of this Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options"). Grants under this Plan may consist of Incentive Stock Options, Nonqualified Stock Options (collectively, "Options"), stock appreciation rights ("Rights"), which Rights may be either granted in conjunction with Options ("Related Rights") or unaccompanied by Options ("Free Standing Rights"), restricted stock awards ("Restricted Shares"), or performance awards ("Performance Awards"), as hereinafter set forth.

     2.  Definitions.

   As used in this Plan, the following words and phrases shall have the meanings indicated:

      (a) "Affiliate Corporation" or "Affiliate" shall mean any corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company.

      (b) "Award" shall mean an Option, a Right, Restricted Share, or Performance Award granted hereunder.

      (c) "Award Agreement" shall have the meaning set forth in Section 3 hereof.

      (d)  "Change in Control" shall mean an event of a nature that:

          (i) any "person" (as the term is defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, "the Exchange Act") who is not now presently but becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the Company's outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company; or

          (ii) individuals who constitute the Board of Directors on the Effective Date (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the Incumbent Board, shall be for purposes of this clause (ii), considered as though he or she were a member of the Incumbent Board; or

          (iii) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity; or

          (iv) a proxy statement soliciting proxies from shareholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities not issued by the Company shall be distributed.

      (e) "Common Stock" shall mean shares of the Company's common stock, par value $0.10 per share.

      (f) "Covered Officer" as of a particular date shall mean (i) any individual who, with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m) of the Internal Revenue Code; provided, however, that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

      (g) "Disability" shall mean a Participant's inability to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve
   (12) months.

      (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (i) "Fair Market Value" per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on a national securities exchange for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

      (j) "Parent Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Award, each of such corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      (k)  "Participant" shall have the meaning set forth in Section 4 hereof.

      (l) "Prior Plans" shall mean the Laboratory Corporation of America Holdings Amended and Restated 1999 Stock Incentive Plan and the Laboratory Corporation of America Holdings 1994 Stock Option Plan.

      (m) "Retirement" shall mean a Participant's termination of employment in accordance with the provisions of the Company's Employee Retirement Plan at such Participant's Normal Retirement Date, as defined in such Plan.

      (n) "Subsidiary Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of such corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      (o) "Ten Percent Stockholder" shall mean a Participant who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or Subsidiary Corporations.

     3.  Administration.

   This Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), which shall be comprised of two or more persons, each of whom shall qualify as a "Non-Employee Director" as described in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

   The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of this Plan, to administer this Plan and to exercise all the powers and authorities either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan, including, without limitation, the authority to grant Awards; to designate Participants, other than as set forth in Section 8 hereof; to determine the type or types of Awards to be granted to a Participant; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Rights (if any) shall be granted in conjunction with Options; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Awards shall be granted; to determine the number of shares to be covered by each Award; to interpret this Plan; to prescribe, amend and rescind rules and regulations relating to this Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with Awards granted under this Plan (each an "Award Agreement"); and to make all other determinations deemed necessary or advisable for the administration of this Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as may be deemed advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under this Plan.

   No member of the Board of Directors or Committee shall be liable for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.

     4.  Eligibility.

   Awards may be granted to key employees (including, without limitation, officers and directors who are employees) and non-employee directors of the Company or its present or future Affiliate Corporations. For purposes of the foregoing, "employee" shall mean any employee, independent contractor, consultant, advisor, or similar individual who is providing or who has agreed to provide services to the Company or to any of its present or future Affiliate Corporations. Notwithstanding any provision of this paragraph, Incentive Stock Options shall be granted only to individuals who, on the date of such grant, are employees of the Company or a Parent Corporation or a Subsidiary Corporation. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of this Plan. A person to whom an Award has been granted hereunder is sometimes referred to herein as a "Participant" or "Optionee."

   A Participant shall be eligible to receive more than one grant of an Award during the term of this Plan, but only on the terms and subject to the restrictions hereinafter set forth.

     5.  Stock.

   The stock subject to Awards hereunder shall be shares of Common Stock. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock as to which Awards may be granted from time to time under this Plan shall not exceed 7.4 million, plus any shares which remain available for grants of awards under the Prior Plans, of which the number of shares of Common Stock as to which Restricted Shares and/or Performance Awards may be granted from time to time under this Plan shall not exceed 3 million. No person may be granted Options or Rights under this Plan representing an aggregate of more than 300,000 shares of Common Stock in any year. The limitations established by the preceding three sentences shall be subject to adjustment as provided in Sections 14 and 18 hereof.

   To the extent that (1) any Award granted under the Plan or the Prior Plans expires, is terminated or forfeited without being exercised, settled or with respect to Restricted Shares, vested, (2) any Option granted under the Plan or the Prior Plans is surrendered on exercise of a Right for cash or the issuance of fewer shares of Common Stock than issuable under such surrendered Option, or
(3) any Free Standing Right granted under the Plan or the Prior Plans expires or is terminated without being exercised, the shares of Common Stock issuable thereunder, less such shares issued, shall become available for grants of Awards.

     6.  Incentive Stock Options.

   Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Sections 5 and 9 hereof:

      (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options granted under this Plan and all other option plans of the Company, any Parent Corporation and any Subsidiary Corporation become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

      (b) Ten Percent Stockholders. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock of the Company on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

     7.  Employee Nonqualified Stock Options.

   Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Sections 5 and 9 hereof.

     8.  Director Nonqualified Stock Options.

      (a) Each non-employee director shall be granted an Option to purchase that number of shares of Common Stock having a Fair Market Value equal to $65,000 as of the date of each annual meeting of the stockholders of the Company (the "Annual Grant Amount") following the meeting at which the Plan is approved at which such individual is elected or reelected to the office of director (the "Meeting Grant Date") with each such grant effective as of each Meeting Grant Date. In addition, notwithstanding the foregoing, (i) options will be granted to directors elected at the meeting at which the Plan is approved for a number of shares having a Fair Market Value equal to $65,000 as of the Effective Date to be effective as of the Effective Date and (ii) with respect to any person who is elected or nominated as and becomes a director other than in connection with an annual meeting of the stockholders of the Company, such director shall be granted an Option, to be effective as of the date of his or her election or appointment, in an amount equal to the product of the Annual Grant Amount and a fraction the numerator which is the number of months from the date of such election or appointment until the expected date of the next annual meeting and the denominator of which is twelve. Options granted pursuant to this Section 8 are intended to constitute Nonqualified Stock Options and shall be subject, to the extent applicable, to the general terms and conditions specified in Sections 5 and 9 hereof.

      (b) No fractional shares shall be issued under this provision. Any fractional share that would otherwise be granted in connection with the Annual Grant Amount shall be rounded down to the nearest whole share, with the remainder being paid in cash.

      (c) With respect to the Options granted pursuant to this Section 8, neither the Board nor the Committee shall have discretion with respect to the selection of directors to receive Options, the number of shares subject to such Options, the purchase price thereunder or the timing of the grant of Options under this Section 8.

      (d) Unless otherwise provided in an award agreement, the Options granted pursuant to this Section 8 shall vest in equal one-third installments on each of the three anniversaries following the grant date.

     9.  Terms and Conditions of Options.

   Each Option granted pursuant to this Plan shall be evidenced by a written Award Agreement between the Company and the Participant, which agreement shall comply with and be subject to the following terms and conditions:

      (a) Number of Shares. Each Award Agreement shall state the number of shares of Common Stock to which the Option relates.

      (b) Type of Option. Each Award agreement shall specifically identify the portion, if any, of the Option that constitutes an Incentive Stock Option and the portion, if any, which constitutes a Nonqualified Stock Option.

      (c) Option Price. Each Award Agreement shall state the Option Price per share of Common Stock, which shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock of the Company on the date of grant of the Option and which, in the case of Incentive Stock Options, shall be further subject to the limitation described in Section 6(b) hereof. The Option Price shall be subject to adjustment as provided in
   Section 14 hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted.

      (d) Medium And Time of Payment. The Option Price shall be paid or satisfied in full, at the time of exercise, in cash or in shares of Common Stock owned by the Participant for at least six months (which are not the subject of any pledge or other security interest) having a Fair Market Value equal to such Option Price or in a combination of cash and such shares, and may be effected in whole or in part, at the discretion of the Committee (i) with monies received from the Company at the time of exercise as a compensatory cash payment, or (ii) with monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion separately with respect to each exercise of Options and each Participant; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of security, if any, and repayment shall be permitted by and be in compliance with applicable law.

      (e) Term and Exercise of Options. Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Award Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be determined by the Committee; provided, however, that in the case of any Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Incentive Stock Option and such exercise period shall be further limited in circumstances described in
   Section 6(b) hereof. The exercise period shall be subject to earlier termination as provided in Section 9(f) and 9(g) hereof. An Option may be exercised as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee; provided, however, that an Option may not be exercised at any one time as to fewer than one hundred (100) shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than one hundred (100)).

      (f) Termination of Employment. Except as provided in this Section 9(f) and in Section 9(g) hereof, an Option may not be exercised unless the Participant is then in the employ or service of (1) the Company, (2) an Affiliate Corporation or (3) a corporation issuing or assuming the Option in a transaction to which Section 424 of the Code applies or a parent corporation or subsidiary corporation of the corporation described in this Clause 3, and unless the Participant has remained continuously so employed since the date of grant of the Option. In the event that the employment or service of a Participant shall terminate (other than by reason of death, Disability or Retirement), all Options of such Participant that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after such termination. Nothing in this Plan or in any Option or Right granted pursuant hereto shall confer upon an individual any right to continue in the employ or service of the Company or any of its Affiliate Corporations or interfere in any way with the right of the Company or any such Affiliate Corporation to terminate such employment or service at any time.

      (g) Acceleration of Benefits upon Death, Disability or Retirement of Participant or a Change in Control. If (i) a Participant shall die while employed by the Company or an Affiliate Corporation thereof, (ii) a Participant shall die within three (3) months after the termination of such Participant's employment, (iii) the Participant's employment shall terminate by reason of Disability or Retirement, or (iv) there is a Change in Control, then in any such case all Options theretofore granted to such Participant (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the Participant or by the Participant's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Participant, at any time within one year after the date of death, Disability or Retirement of the Participant or the Change in Control.

      (h) Nontransferability of Options. Except as otherwise provided in an Award Agreement, Options granted under this Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Participant, only by the Participant or by his guardian or legal representative.

      (i) Rights as a Stockholder. A Participant who is the holder of an Option or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 14 hereof.

      (j) Other Provisions. The Award Agreements authorized under this Plan shall contain such other provisions, including, without limitation, (i) the granting of Rights, (ii) the imposition of restrictions upon the exercise of an Award, and (iii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

     10.  Stock Appreciation Rights.

      (a) Grant and Exercise. In the case of a Nonqualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, related Rights may be granted only at the time of the grant of the Incentive Stock Option.

   A Related Right or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that, unless otherwise provided by the Committee at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by the Right.

   A Related Right may be exercised by a Participant, in accordance with paragraph (b) of this Section 10, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in paragraph
(b) of this Section 10. Options, which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been exercised.

      (b) Terms and Conditions. Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee and as evidenced by a written Award Agreement between the Company and the Participant, including the following:

          (i) Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 6, 7, 9 and this Section 10 of this Plan.

          (ii) Upon the exercise of a Related Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one (1) share of Common Stock over the option price per share specified in the related Option multiplied by the number of shares in respect of which the Related Right shall have been exercised, with the Committee having the right to determine the form of payment.

          (iii) Related Rights shall be transferable only when and to the extent that the underlying Option would be transferable under paragraph
       (h) of Section 9 of this Plan.

          (iv) A Related Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Common Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

          (v) Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant.

          (vi) The term of each Free Standing Right shall be fixed by the Committee, but no Free Standing Right shall be exercisable more than ten
       (10) years after the date such right is granted.

          (vii) Upon the exercise of a Free Standing Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the price per share specified in the Free Standing Right (which shall be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant) multiplied by the number of shares in respect of which the Right is being exercised, with the Committee having the right to determine the form of payment.

          (viii) No Free Standing Right shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant's lifetime, only by the Participant or his legal guardian or legal representative.

          (ix) In the event of the termination of employment of a recipient of a Free Standing Right, such right shall be exercisable to the same extent that an Option would have been exercisable in the event of the termination of employment of a Participant.

   11.  Restricted Shares.

      (a) Grant. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares shall be granted, the number of Restricted Shares to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards (including whether or not such Restricted Shares shall qualify as Performance Awards).

      (b) Transfer Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, except as otherwise provided in an Award Agreement. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

      (c) Dividends and Distributions. Dividends and other distributions paid on or in respect of Restricted Shares, if any, may be paid directly to the Participant, or may be reinvested in additional Restricted Shares, as determined by the Committee in its sole discretion.

      (d) Acceleration of Benefits upon Death, Disability or Retirement of Participant or a Change in Control. If (i) a Participant shall die while employed by the Company or an Affiliate Corporation thereof, (ii) the Participant's employment shall terminate by reason of Disability or Retirement, or (iii) there is a Change in Control, then in any such case all Restricted Shares theretofore granted to such Participant shall become immediately vested and nonforfeitable.

     12.   Performance Awards.

      (a) Grant. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Performance Awards shall be granted, the number of shares of Common Stock subject to Performance Awards, the duration of the period during which, and the conditions under which, the Performance Awards may be forfeited to the Company, and the other terms and conditions of such Awards. Performance Awards may be (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and
   (iii) payable at such time and in such form as the Committee shall determine.

      (b) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award. Unless otherwise provided in an Award Agreement, Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

      (c) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

     13.   Provisions Applicable to Covered Officers.

   To the extent the Committee determines, all performance-based Restricted Shares and Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 13.

      (a) Performance goals shall be limited to one or more of the following Company, subsidiary, operating unit or division financial performance measures:

          (i)  earnings before interest, taxes, depreciation and/or amortization

          (ii)  operating income or profit

          (iii) return on equity, assets, capital, capital employed, or investment

          (iv)  after tax operating income

          (v)  net income

          (vi)  earnings or book value per share

          (vii)  cash flow(s)

          (viii)  total sales or revenues or sales or revenues per employee

          (ix)  stock price or total shareholder return

          (x)  dividends

          (xi) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders' equity and/or shares outstanding, or to assets or net assets.

      (b) The maximum annual number of shares in respect of which performance-based Restricted Shares and Performance Awards may be granted to any Participant under the Plan is 200,000 and the maximum annual amount of any such Award settled per Participant in cash is $5 million.

      (c) To the extent necessary to comply with Section 162(m), no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (A) select the performance goal or goals applicable to the performance period, (B) establish the various targets and bonus amounts which may be earned for such performance period and (C) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

     14.   Effect of Certain Changes.

      (a) If there is any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to shareholders, including a rights offering, other than cash dividends, or any like change, then the number of shares of Common Stock available for Awards, the maximum number of shares of Common Stock that may be subject to Awards, the number of such shares of Common Stock covered by outstanding Awards, and the price per share of Options or the applicable market value of Rights, shall be proportionately adjusted by the Committee to reflect such change or distribution; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

      (b) In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.

      (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of
   Section 422 of Code.

     15.   Agreement by Participant Regarding Withholding Taxes.

   If the Committee shall so require, as a condition of grant, exercise, or settlement or otherwise, each Participant shall agree that:

      (a) no later than the date a Participant recognizes taxable income in connection with an Award granted hereunder in connection with the exercise or settlement of such Award or otherwise, the Participant will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise or settlement of such Award (any such tax, a "Withholding Tax"); and

      (b) the Company shall, to the extent permitted or required by law, have the right to deduct any Withholding Tax from any payment of any kind otherwise due to the Participant.

     16.  Gross-Up for Excise Tax.

   An Award Agreement may provide that in the event that a Participant becomes entitled by reason of a Change of Control to the accelerated vesting of an Award, if such Participant will be subject to excise tax (the "Excise Tax") under Section 4999 of the Code, the Company shall pay to such Participant as additional compensation an amount (the "Gross-Up Payment") which, after payment by such Participant of all taxes (including any federal, state and local income tax and excise tax upon the payment provided for by this Section 16) allows Participant to retain an amount of the Gross-Up Payment equal to the Excise Tax. For purposes of determining whether a Participant will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by such Participant in connection with a Change in Control of the Company or the Participant's termination of employment (whether pursuant to the terms of the Award Agreement or any other plan, arrangement or agreement with the Company, any entity whose actions result in a Change in Control of the Company or any entity affiliated with the Company or such entity) shall be treated as "parachute payments" within the meaning of
Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Participant such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section 280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, or are otherwise not subject to the Excise Tax, (ii) the amount of payments or benefits treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of payments or benefits conferred on such Participant by reason of the Change of Control or (B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i), above), and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant's residence on the date on which the Excise Tax is incurred, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Participant shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Participant with respect to such excess) at the time that the amount of such excess finally is determined. The Participant and the Company each shall reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax.

     17.  Termination and Amendment.

   Unless terminated by action of the Board of Directors or the Committee, no Awards may be granted under this Plan after May 4, 2010. This Plan may be amended or terminated at any time by the Committee, except that no amendment may be made without shareholder approval if the Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the Committee determines that it is desirable to qualify or comply. The Committee may amend the terms of any Award Agreement and any Award granted, retroactively or prospectively, but no amendment may adversely affect any vested Award without the holder's consent.

     18.  Effectiveness; Approval of Stockholders.

   Except as otherwise provided herein, this amended and restated Plan shall take effect as of May 15, 2002 (the "Effective Date"), subject to the approval of the holders of the majority of the voting shares of the Company at the Company's 2002 annual meeting of Stockholders (the "2002 Annual Meeting"). If the Plan amendments to increase from 3.4 million to 7.4 million the number of authorized shares for issuance under such plan and to increase from 1.5 million to 3 million the number of shares of common stock as to which Restricted Shares and/or Performance Awards may be granted under such plan are not approved by the holders of the majority of the voting shares of the Company, this Plan will be restated so that the number of shares of Common Stock authorized for issuance shall be adjusted so that the limitations set forth therein shall revert to the unamended Plan. The limitations established by the preceding sentence shall be subject to adjustment as provided in Sections 14 hereof.

     19.  Effect of Headings.

   The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

     20.  Governing Law

   The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Delaware.

                                                                       ANNEX II

                            AUDIT COMMITTEE CHARTER

   The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements, and (3) the independence and performance of the Company's internal and external auditors.

   The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating Committee.

   The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

   The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

      1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

      3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the company's financial statements.

      4. Review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings.

      5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

      6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

      7. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

      8. Approve the fees to be paid to the independent auditor.

      9. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the auditor.

     10. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

     11. Review the appointment and replacement of the senior internal auditing executive.

     12. Review the significant reports to management prepared by the internal auditing department and management's responses.

     13. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

     14. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

     15. Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct.

     16. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     17. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

        (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

        (b) Any changes required in the planned scope of the internal audit.

        (c) The internal audit department responsibilities, budget and staffing.

     18. Prepare the report required by the rules of the Securities and Exchange Commission included in the Company's annual proxy statement.

     19. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

     20. Review with the Company's general counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     21. Meet at least annually with the chief financial officer, the senior internal audit executive and the independent auditor in separate executive sessions.

                                   * * * * *

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

           STOCKHOLDERS' PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                   LABORATORY CORPORATION OF AMERICA HOLDINGS

To: Laboratory Corporation of America Holdings

         I appoint Bradford T. Smith and Wesley R. Elingburg, individually and together, as my proxies, with power of substitution, to vote all of my LABORATORY CORPORATION OF AMERICA HOLDINGS common stock at the Annual Meeting of stockholders of LABORATORY CORPORATION OF AMERICA HOLDINGS to be held at The Paramount Theater, 128 East Front Street, Burlington, NC, 27215 on Wednesday, May 15, 2002 at 9:00 a.m., Eastern Daylight time, and at any adjournment or postponement of the meeting.

         My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote "FOR" the election of all the nominees listed under Item 1 and "FOR" Item 2 and Item 3. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise.

         Please sign and date the other side of the card.





            (Please fill in the appropriate boxes on the other side.)

The Board of Directors recommends that you vote "FOR" all the nominees listed under Item No. 1 and "FOR" Item No. 2 and Item No. 3.

                                      FOR ALL         WITHHOLD AUTHORITY
1. Election of all                    NOMINEES         for all nominees
   the members of the
   Company's Board of
   Directors.                           [_]                  [_]

For, except vote withheld from the following nominee(s).

______________________________________________________________

Nominees:
Thomas P. Mac Mahon, Jean-Luc Belingard, Wendy E. Lane, Robert E. Mittelstaedt, Jr., James B. Powell, M.D., David B. Skinner, M.D. and Andrew G. Wallace, M.D.

                                                   FOR     AGAINST    ABSTAIN

2. Approval of the Stock Plan                      [_]       [_]        [_]
   Amendment to the Laboratory
   Corporation of America Holdings
   2000 Stock Incentive Plan

3. Ratification of the appointment                 [_]       [_]        [_]
   of PricewaterhouseCoopers LLP
   as Laboratory Corporation of
   America Holdings' independent
   accountants for 2002.

SHAREHOLDER NAME AND ADDRESS



Signature(s) ___________________________________________   Date: _______________

NOTE: Please sign exactly as name(s) appear(s) above. If acting as an executor, administrator, trustee, guardian, etc. you should so indicate signing. If the shareholder is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder should sign.

Date and promptly return the card in the envelope provided.